Exhibit 10.1

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 11, 2012, by and among J. CREW GROUP, INC., a Delaware corporation (the “Borrower”) (which on the Effective Date was merged with Chinos Acquisition Corporation, a Delaware corporation, with the Borrower being the surviving entity of such merger), CHINOS INTERMEDIATE HOLDINGS B, INC., a Delaware corporation (“Holdings”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender party hereto (collectively, the “Lenders” and individually, each a “Lender”).

WHEREAS:

A. The Borrower, Holdings, the Administrative Agent, the Collateral Agent and the Lenders are parties to that certain Credit Agreement dated as of March 7, 2011 (as amended hereby, and as may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit and make certain other financial accommodations available to the Borrower; and

B. The Borrower and Holdings have requested that the Lenders agree to amend the Credit Agreement as set forth herein, and the Lenders have agreed to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to include, in addition and not in limitation, the following definitions in proper alphabetical order:

(i) ““First Amendment” means the First Amendment to Credit Agreement dated and effective as of the First Amendment Effective Date, by and among the Borrower, Holdings, the Administrative Agent, the Collateral Agent and the Lenders party thereto.”

(ii) ““First Amendment Effective Date” means October 11, 2012.”

(b) Amended Definitions. Section 1.1 of the Credit Agreement is hereby further amended as follows:

(i) The definition of “Applicable Margin” is hereby deleted in its entirety and the following is substituted in its stead:

““Applicable Margin” means a percentage per annum equal to (a) from the First Amendment Effective Date through January 31, 2013, (i) for Eurocurrency Rate

Loans and BA Rate Loans, 1.75%, (ii) for Base Rate Loans or Canadian Prime Rate Loans, 0.75% and (iii) for Letter of Credit fees, (A) in the case of standby Letters of Credit, 1.75% and (B) in the case of documentary Letters of Credit, 0.875%, and (b) thereafter, the following percentages per annum, based upon Average Historical Excess Availability as of the most recent Adjustment Date:

Average Historical Excess Availability	Applicable Margin for Eurocurrency Loans, BA Rate Loans and Letter of Credit Fees (Standby Letters of Credit)	Applicable Margin for Base Rate Loans and Canadian Prime Rate Loans	Letter of Credit Fees (Documentary Letters of Credit)
≥ $145,000,000	1.50%	0.50%	0.750%

< $145,000,000 but ≥ $62,500,000	1.75%	0.75%	0.875%

< $62,500,000	2.00%	1.00%	1.000%

The Applicable Margin shall be adjusted quarterly in accordance with the table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Average Historical Excess Availability as the Administrative Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date. Any increase or decrease in the Applicable Margin resulting from a change in the Average Historical Excess Availability shall become effective as of the first Business Day immediately following the Adjustment Date.”

(ii) The definition of “Applicable Unused Commitment Fee Rate” is hereby deleted in its entirety and the following is substituted in its stead:

““Applicable Unused Commitment Fee Rate” means for any day a percentage equal to 0.25% per annum.”

(iii) The definition of “Covenant Trigger Event” is hereby deleted in its entirety and the following is substituted in its stead:

““Covenant Trigger Event” means that Excess Availability on any day is less than the greater of (i) $20,000,000 and (ii) 10% of the Maximum Credit. For purposes hereof, the occurrence of a Covenant Trigger Event shall be deemed to be continuing until Excess Availability is equal to or greater than the greater of (i) $20,000,000 and (ii) 10% of the Maximum Credit, in each case, for thirty (30) consecutive days, in which case a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.”

(iv) The definition of “Loan Documents” is hereby deleted in its entirety and the following is substituted in its stead:

““Loan Documents” means, collectively, (a) this Agreement, (b) the Revolving Credit Notes, (c) any Incremental Amendment and any Extension Amendment,

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(d) the Guaranty, (e) the Fee Letter and any other fee letter entered into between the Borrower and the Administrative Agent in connection with this Agreement, (f) each Letter of Credit Reimbursement Agreement, (g) the Collateral Documents, (h) the Issuer Documents, and (i) the First Amendment.”

(v) The definition of “Payment Conditions” is hereby deleted in its entirety and the following is substituted in its stead:

““Payment Conditions” means, at any time of determination, that (a) no Event of Default exists or would arise as a result of the making of the subject Specified Payment, (b) after giving Pro Forma Effect to such Specified Payment and projected for the succeeding six (6) months following such Specified Payment, Excess Availability shall be greater than or equal to the greater of (i) 15% of the Maximum Credit and (ii) $30,000,000 and (c) either (i) after giving Pro Forma Effect to such Specified Payment and projected for the succeeding six (6) months following such Specified Payment, Excess Availability shall be greater than 25% of the Maximum Credit or (ii) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) shall be greater than or equal to 1.0 to 1.0 after giving Pro Forma Effect to such Specified Payment as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such period, and, in each case, the Borrower shall have delivered, in accordance with Section 7.2(f) hereof, to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the conditions contained in the foregoing clauses (a), (b) and (c) have been satisfied.”

(vi) The definition of “RP Conditions” is hereby deleted in its entirety and the following is substituted in its stead:

““RP Conditions” means, at any time of determination, that (a) no Event of Default exists or would arise as a result of the subject Specified Payment, (b) after giving Pro Forma Effect to such Specified Payment and projected for the succeeding six (6) months following such Specified Payment, Excess Availability shall be greater than or equal to the greater of (i) 15% of the Maximum Credit and (ii) $30,000,000 and (c) either (i) after giving Pro Forma Effect to such Specified Payment and projected for the succeeding six (6) months following such Specified Payment, Excess Availability shall be greater than 25% of the Maximum Credit or (ii) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period for which financial statements have been or are required to have been delivered pursuant to Section 7.1(a) or (b) shall be greater than or equal to 1.1 to 1.0 after giving Pro Forma Effect to such Specified Payment as if such Specified Payment (if applicable to such calculation) had been made as of the first day of such period, and, in each case, the Borrower shall have delivered, in accordance with Section 7.2(f) hereof, to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the conditions contained in the foregoing clauses (a), (b) and (c) have been satisfied.”

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(vii) The definition of “Scheduled Termination Date” is hereby deleted in its entirety and the following is substituted in its stead:

““Scheduled Termination Date” means the date that is five (5) years after the First Amendment Effective Date, as may be extended pursuant to Section 12.1(b) or Section 2.17 hereof; provided that if such day is not a Business Day, the Scheduled Termination Date shall be the Business Day immediately preceding such day.”

(viii) Section 1.8(c) is hereby deleted in its entirety and the following is substituted in its stead:

“(c) In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio and the Fixed Charge Coverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio and the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on (A) the last day of the applicable Test Period in the case of the Total Leverage Ratio and (B) the first day of the applicable Test Period in the case of the Fixed Charge Coverage Ratio.”

3. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that:

(a) the representations and warranties set forth in the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date, as if made on and as of the First Amendment Effective Date and as if each reference therein to “this Agreement” or the “Credit Agreement” or the like includes reference to this Amendment and the Credit Agreement as amended hereby (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(b) after giving effect to this Amendment, no Default or Event of Default exists as of the First Amendment Effective Date.

4. Conditions Precedent. The consent and amendments set forth in this Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to the Administrative Agent:

(a) receipt by the Administrative Agent of (i) a copy of this Amendment, duly authorized and executed by Holdings, the Borrower and each Lender and (ii) a copy of the Guarantor Consent and Reaffirmation, in the form of Annex A hereto, duly authorized and executed by each Subsidiary Guarantor;

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(b) receipt by the Administrative Agent of all fees and expenses required to be paid hereunder, or pursuant to an agreement between the Borrower and the Administrative Agent entered into in connection with this Amendment, on or prior to the First Amendment Effective Date, and, to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of Choate, Hall & Stewart LLP, counsel to the Administrative Agent and the Collateral Agent) required to be reimbursed or paid by the Loan Parties pursuant to the terms of Section 12.3 of the Credit Agreement; and

(c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein.

5. Effect on Loan Documents. As amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed by each of Holdings and the Borrower in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement or the other Loan Documents. Each of Holdings and the Borrower hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed and remain in full force and effect. After giving effect to the Amendment, each of Holdings and the Borrower reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

6. No Novation; Entire Agreement. This Amendment is not a novation or discharge of the terms and provisions of the obligations of the Borrower under the Credit Agreement and the other Loan Documents. There are no other understandings, express or implied, among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders regarding the subject matter hereof or thereof.

7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic transmission also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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9. Construction. This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement. Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

J. CREW GROUP, INC., as the Borrower

By:	/s/ Stuart C. Haselden
Name:	Stuart C. Haselden
Title:	Senior Vice President and Chief Financial Officer

CHINOS INTERMEDIATE HOLDINGS B, INC., as Holdings

By:	/s/ Stuart C. Haselden
Name:	Stuart C. Haselden
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Mark D Twomey
Name:	Mark D Twomey
Title:	SVP

BANK OF AMERICA, N.A., as Swing Loan Lender, Issuer and a Lender

By:	/s/ Mark D Twomey
Name:	Mark D Twomey
Title:	SVP

[Signature Page to First Amendment to Credit Agreement]

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Wells Fargo Bank, N.A.
as a Lender

By:	/s/ Y. Sonia Anandraj
Name:	Y. Sonia Anandraj
Title:	Authorized Officer.

[Signature Page to First Amendment to Credit Agreement]

HSBC Bank USA, N.A.,
as a Lender

By:	/s/ Brian Gingue
Name:	Brian Gingue
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

SunTrust Bank,
as a Lender

By:	/s/ J. Matney Gornall
Name:	J. Matney Gornall
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

TD Bank, N.A.
as a Lender

By:	/s/ Estachio Bruno
	Name:	Estachio Bruno
	Title:	VP

[Signature Page to First Amendment to Credit Agreement]

U.S. Bank National Association
as a Lender

By:	/s/ Christopher D. Fudge
	Name:	Christopher D. Fudge
	Title:	VP

[Signature Page to First Amendment to Credit Agreement]

Sumitomo Mitsui Banking Corporation of Canada, as a Lender

By:	/s/ Ming Chang
Name:	Ming Chang
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

Mizuho Corporate Bank, Ltd.,
as a Lender

By:	/s/ James R. Fayen
Name:	James R. Fayen
Title:	Deputy General Manager

[Signature Page to First Amendment to Credit Agreement]

ANNEX A

GUARANTOR CONSENT AND REAFFIRMATION

October 11, 2012

Reference is made to (i) the First Amendment to Credit Agreement, dated as of October 11, 2012, attached as Exhibit A hereto (the “Amendment”), and (ii) the Credit Agreement dated as of March 7, 2011 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, including pursuant to the Amendment, the “Credit Agreement”), in each case, among the Borrower, Holdings, the Administrative Agent, the Collateral Agent and each lender from time to time party thereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in the Credit Agreement.

Each Guarantor hereby consents to the execution, delivery and performance of the Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the First Amendment Effective Date, be deemed to be a reference to the Credit Agreement in accordance with the terms of the Amendment.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by the Amendment, are reaffirmed and remain in full force and effect.

After giving effect to the Amendment, each Guarantor reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed in accordance with, the law of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed as of the date first above written.

J. CREW OPERATING CORP. J. CREW INC. J. CREW INTERNATIONAL, INC. GRACE HOLMES, INC. H. F. D. NO. 55, INC. MADEWELL INC. J. CREW VIRGINIA, INC.

By:
Name:
Title:

[Guarantor Consent and Reaffirmation Signature Page]

Exhibit A

First Amendment to Credit Agreement

See Attached.